UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

(Address of Principal Executive Offices)

972-221-1199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Form 8-K filed May 8, 2018 is being filed solely to correct the date of closing.  No other changes were made to the document.

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2018 , pursuant to a Share Exchange Agreement dated April 16, 2018, the registrant exchanged all of the issued and outstanding common shares of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, its wholly owned subsidiaries, for 13,668,900 common shares of the registrant held by the Lawrence & Loreen Calarco Family Trust, an entity controlled by Lawrence Calarco and Loreen Calarco, former officers and directors of the registrant.  The Board of Directors subsequently authorized the cancellation of those common shares.  After said cancellation, the total issued and outstanding common shares will be 69,270,060.  The Share Exchange Agreement was approved by the Board of Directors and written consent of shareholders holding 62.35% of the voting securities of the registrant.

Item 2.01 Completion of Acquisition or Disposition of Assets

See above disclosure.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.10    Share Exchange Agreement by and among Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, the registrant as the sole shareholder of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, and Lawrence & Loreen Calarco Family Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Astro Aerospace Ltd.

By:      /s/ Bruce Bent

Bruce Bent

Chief Executive Officer

Dated: May 14, 2018